EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

NAME	STATE OF INCORPORATION/ORGANIZATION
Odyssey HealthCare Holding Company	DE
Odyssey HealthCare Operating A, LP	DE
Odyssey HealthCare Operating B, LP	DE
Odyssey HealthCare Management, LP	DE
Odyssey HealthCare GP, LLC	DE
Odyssey HealthCare LP, LLC	DE
Odyssey HealthCare Fort Worth, LLC	DE
Odyssey HealthCare Detroit, LLC	DE
Odyssey HealthCare of Collier County, Inc.	DE
Odyssey HealthCare of Manatee County, Inc.	DE
Odyssey HealthCare of Northwest Florida, Inc	DE
Odyssey HealthCare of Hillsborough County, Inc.	DE
Odyssey HealthCare of Marion County, Inc	DE
Odyssey HealthCare of Pinellas County, Inc	DE
Odyssey HealthCare of Austin, LLC	DE
Odyssey HealthCare of Augusta, LLC	DE
Odyssey HealthCare of Savannah, LLC	DE
Odyssey HealthCare of Kansas City, LLC	DE
Odyssey HealthCare of St. Louis, LLC	DE
VistaCare of Boston, LLC	DE
Odyssey HealthCare of South Texas, LLC	DE
Odyssey HealthCare of Flint, LLC	DE
VistaCare, Inc.	DE
Vista Hospice Care, Inc.	DE
FHI Health Systems, Inc.	DE
CareNation, Inc.	DE
VistaCare USA, Inc.	DE
FHI GP, Inc.	TX
FHI LP, Inc.	NV
Family Hospice, Ltd.	TX
FHI Mangement, Ltd.	TX